EXHIBIT 21

                           ENGINEERING ANIMATION, INC.

                                  SUBSIDIARIES

                              At December 31, 1999

                                                             Jurisdiction or
Subsidiary                                                State of Organization
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EAI-DELTA GmbH                                               Germany

EAI UK Limited                                               United Kingdom